Exhibit 99.1

Mid-Con Energy Partners, LP Announces Acquisition of Additional Interests in Oklahoma Oil Properties

DALLAS, May 13, 2013 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) through its wholly owned subsidiary, Mid-Con Energy Properties, LLC, announced today it acquired additional interests in existing Mid-Con Energy waterfloods for approximately $28.055 million. The transaction includes a 60% working interest in Mid-Con Energy’s Cushing Field and various working interests in select Southern Oklahoma waterflood units. The acquisition closed on Friday, May 10, 2013 with borrowings under the Partnership’s credit facility and is subject to customary post-closing adjustments based on an effective date of February 1, 2013.

Randy Olmstead, Chief Executive Officer, commented, “Our staff continues to be successful in identifying and executing bolt-on acquisitions within our existing property base. This transaction delivers multiple benefits to the Partnership – allowing us to increase our ownership in properties we thoroughly understand, improve our operational control in the Cushing Field, and utilize our debt capacity to enhance distributable cash flow.”

Highlights of the acquisition are as follows:

•	Average net production of approximately 215 Boe per day

•	Estimated net proved reserves of approximately 1.33 MMBoe (78% proved developed producing)

•	Proved reserves categorized as approximately 98% oil on a Boe basis

•	Average reserve-to-production ratio of approximately 17 years

•	Pro forma for the acquisition, Mid-Con Energy owns a 97% working interest in the Cushing Field

•	Mid-Con Energy acquired nominal working interests in the following Southern Oklahoma waterflood units: Battle Springs Unit, Highlands Unit and Southeast Hewitt Unit

•	Expected to be immediately accretive to distributable cash flow

About Mid-Con Energy Partners, LP

Mid-Con Energy is a Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on the Mid-Continent region of the United States. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma and parts of Oklahoma and Colorado within the Hugoton Basin.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy’s filings with the SEC available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings.

These forward–looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	ability to replace the reserves we produce through acquisitions and the development of our properties;

•	oil and natural gas reserves;

•	technology;

•	realized oil and natural gas prices;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

•	cash flow and liquidity;

•	availability of production equipment;

•	availability of oil field labor;

•	capital expenditures;

•	availability and terms of capital;

•	marketing of oil and natural gas;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation;

•	developments in oil producing and natural gas producing countries; and

•	plans, objectives, expectations and intentions.

CONTACT:

Jeff Olmstead

President and Chief Financial Officer

(972) 479-5980

jolmstead@midcon-energy.com

Matthew Lewis

Associate

(972) 479-5984

mlewis@midcon-energy.com